Exhibit 10.2

Execution Version

Subscription Agreement

This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) is entered into this 11th day of March, 2024, by and among Rigel Resource Acquisition Corp, a Cayman Islands exempted company (“Rigel”), RRAC NewCo, a Cayman Islands exempted company and wholly owned subsidiary of Rigel (“Newco”), and Blyvoor Gold Proprietary Limited, a South African private limited liability company (“Blyvoor Gold” or “Blyvoor Investors” and together with Orion Mine Finance Fund II L.P., a Bermuda limited partnership, the “Sellers”), Rigel Resource Acquisition Holding LLC (the “Sponsor”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, Rigel, Newco, RRAC Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Newco (“Merger Sub”), Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company, expected to be renamed “Aurous Gold (Pty) Limited”, (“Blyvoor Resources”) and Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company, expected to be renamed “Gauta Tailings (Pty) Limited” (“Tailings” and together with Blyvoor Resources, the “Target Companies”) will, immediately following the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, at the Closing (as defined therein) (a) the Sellers, collectively owning all of the issued and outstanding ordinary no par value shares of Blyvoor Resources (the “Blyvoor Resources Shares”), shall transfer the Blyvoor Resources Shares to Newco (the “Resources Exchange”); (b) Blyvoor Gold, owning all of the issued and outstanding ordinary no par value shares of Tailings (the “Tailings Shares”), shall transfer the Tailings Shares to Newco (the “Tailings Exchange” and together with the Resources Exchange, the “Exchanges”); and (c) Rigel will have merged with and into Merger Sub, as a result of which Merger Sub will continue as the surviving company and wholly owned subsidiary of Newco (the “Merger”), in each case, on the terms and subject to the conditions set forth therein (the Exchanges, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from Newco that number of ordinary shares of par value per share of US$1.00 in the share capital of Newco (the “Newco Ordinary Shares”) set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and Newco desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to Newco, all on the terms and conditions set forth herein;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as described in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) (each, an “Other Subscriber”) have entered on the date hereof, severally and not jointly, into separate subscription agreements with, inter alios, Rigel and Newco (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Newco Ordinary Shares on the Closing Date at the same per share purchase price as Subscriber, and the aggregate amount of securities to be sold by Newco pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 750,000 Newco Ordinary Shares;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

For ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed.

1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and Newco hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce Newco to issue the Shares to Subscriber, Subscriber hereby represents and warrants to Rigel, Target Companies, Sellers, Newco and Citigroup Global Markets Inc. (“Citi”) and H&P Advisory Ltd (“Hannam” and, together with Citi, the “Placement Agents”) and Rand Merchant Bank, a division of Firstrand Bank Limited (“RMB”) and acknowledges and agrees with Rigel, Newco, the Target Companies, the Sellers, the Placement Agents and RMB, as applicable, as follows:

2.1.1 Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of Rigel and Newco, this Subscription Agreement is the valid and binding obligation of Subscriber, is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4 Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the laws of any other jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands that the offering of the Shares hereunder (the “offering”) meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5 Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Shares, in each case, satisfying the applicable requirements set forth on Schedule I, and has the ability to bear the economic risks of an investment in the Shares and can afford a complete loss of such investment, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the Transactions (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action and (iv) is a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Shares. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.6 If resident in a member state of the European Economic Area, Subscriber is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (the “EU Prospectus Regulation”) and is not (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

2.1.7 If resident in the United Kingdom, Subscriber is a “qualified investor” within the meaning of the EU Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 and an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Financial Promotion Order”) or a high net worth company or other person who falls within Article 49(2)(a) to (d) of the Financial Promotion Order, or a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Promotion Order) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated.

2.1.8 If resident in South Africa, Subscriber (a) falls within the exemptions set out in section 96 (1)(a) or (b) of the South African Companies Act No 71 of 2008 (as amended) (the “South African Companies Act”) and as such, accepts that the offer by Newco does not constitute an “offer to the public” as contemplated in the South African Companies Act, (b) accepts and understands that as a result of the Shares being offered in a transaction not involving any public offering within the meaning of the South African Companies Act, no prospectus (as contemplated in the South African Companies Act) has been or will be filed with or approved by the Companies and Intellectual Property Commission in respect of the offering of the Shares and (c) to the extent required, has obtained all the necessary regulatory approvals (including, but not limited to exchange control approvals from its authorised dealer and/or from the South African Reserve Bank) to partake in the offering of the Shares.

2.1.9 Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or the laws of any other jurisdiction. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Newco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States and any other applicable jurisdictions, and that any certificates representing the Shares shall contain a legend to such effect. Subscriber acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.10 Subscriber understands and agrees that Subscriber is purchasing the Shares directly from Newco. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by or on behalf of Newco, Rigel, the Sellers, the Target Companies, the Placement Agents, RMB or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of Rigel, Newco, the Sellers and Sponsor expressly set forth in this Subscription Agreement.

2.1.11 Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.12 No disclosure or offering document has been prepared in connection with the offer and sale of the Shares by any of the Placement Agents, RMB or their respective affiliates. In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon the representations, warranties and covenants of Rigel, Newco, the Sellers and the Sponsor set forth in this Agreement and the independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information or advice provided by or on behalf of the Placement Agents, RMB, the Sellers, Sponsor or the Target Companies concerning Rigel, Newco, the Sellers, Sponsor or the Target Companies for the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to Rigel, Newco, the Target Companies and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Transactions, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber has made its own assessment, conducted and completed its own independent due diligence and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

2.1.13 Subscriber acknowledges and agrees that (i) it has been informed that each of the Placement Agents is acting solely as Rigel’s placement agent in connection with the Transactions and that RMB is acting as financial advisor to the Target Companies and that neither is acting as an underwriter or in any other capacity in connection with the offering and, other than RMB with respect to the Target Companies, is not and shall not be construed as a fiduciary or financial advisor for Subscriber, Rigel, the Sellers, the Target Companies or any other person in connection with the Transactions and all of the information provided to the Subscriber constitutes factual information as contemplated in section 1(3)(a) of the South African Financial Advisory and Intermediary Services Act No. 37 of 2002 (as amended) (the “FAIS Act”) and does not constitute the furnishing of, any “advice” as defined in the South African Financial Markets Act No. 19 of 2012 (as amended) and/or FAIS Act and any of the information provided in respect of the Shares should not be construed as an express or implied recommendation, guidance or proposal that any particular transaction is appropriate to the particular investment objectives, financial situations or needs of the Subscriber, and none of the information provided in respect of the offering of the Shares should be construed as constituting the canvassing for, or marketing or advertising of, financial services in the Republic of South Africa.in terms of the FAIS Act(ii) the Placement Agents and RMB have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, in each case, to Subscriber and (iii) the Placement Agents and RMB will not have any responsibility with respect to (a) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of this Subscription Agreement, or the execution, legality, validity or enforceability (with respect to any person) thereof, (b) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning Rigel, Newco or the Target Companies, or (c) the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of Rigel, Newco or the Target Companies pursuant to this Subscription Agreement or in connection with the Transactions. Each of the Placement Agents and RMB may rely upon these representations and warranties of Subscriber. Rigel is solely responsible for paying any fees or other commission owed to the Placement Agents in connection with the Transactions.

2.1.14 Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber and Rigel, Newco, the Sellers, the Target Companies or their respective representatives (including the Placement Agents or RMB). Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that Rigel and Newco each represent and warrant that the Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.15 Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the SEC Documents (as defined below) and the investor presentation provided by Rigel. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.16 Without limiting the representations, warranties and covenants set forth in this Agreement, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in Newco. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.17 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.18 Subscriber represents and warrants that none of Subscriber or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”) or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other covered region of Ukraine identified pursuant to Executive Order 14065, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the United Nations Security Council, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.19 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither Rigel, Newco, the Sellers, the Target Companies nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares.

2.1.20 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber, or a “group” comprised solely of Subscriber and its affiliates, with the Securities and Exchange Commission (the “Commission”) with respect to the beneficial ownership of Rigel’s ordinary shares, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Rigel (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.21 No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in Rigel or Newco as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over Rigel or Newco from and after the Closing as a result of the purchase and sale of the Shares hereunder.

2.1.22 Subscriber has, and on each date the Purchase Price would be required to be funded to Newco pursuant to Section 3.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to Newco pursuant to Section 3.1 and was not formed for the purpose of acquiring the Shares.

2.1.23 No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Rigel, Newco, the Sellers or the Target Companies.

2.1.24 Subscriber acknowledges that (i) Rigel, Newco, the Sellers, the Target Companies, RMB and the Placement Agents currently may have, and later may come into possession of, information regarding Rigel, Newco or the Target Companies that is not known to Subscriber and that may be material to a decision to enter into this transaction to purchase the Shares (“Excluded Information”), (ii) Subscriber has determined to enter into this transaction to purchase the Shares notwithstanding its lack of knowledge of the Excluded Information, and (iii) none of Rigel, Newco, the Sellers, the Target Companies, RMB nor the Placement Agents shall have liability to Subscriber, and Subscriber hereby, to the extent permitted by law, waives and releases any claims it may have against Rigel, Newco, the Target Companies or any Placement Agent with respect to the non-disclosure of the Excluded Information.

2.1.25 Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber acknowledges that such information and projections were prepared without the participation of the Placement Agents or RMB and neither of the Placement Agents or RMB assumes responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

2.1.26 Subscriber acknowledges that the Placement Agents and RMB and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to Rigel, Newco, the Target Companies or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by or on behalf of Rigel, Newco or the Target Companies. In connection with the issue and purchase of the Shares, neither of the Placement Agents or RMB have acted as Subscriber’s financial advisors or fiduciaries.

2.2 Rigel’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, Rigel hereby represents and warrants to Subscriber, the Placement Agents and RMB and agrees with Subscriber, Placement Agents and RMB as follows:

2.2.1 Rigel is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands (in each case to the extent such concepts are applicable), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. Newco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands (in each case to the extent such concepts are applicable), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 The Shares will have been duly authorized prior to the Closing and, when allotted and issued to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with Newco’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Newco’s organizational documents (as in effect at the time of such issuance), under Cayman Islands law or otherwise.

2.2.3 This Subscription Agreement has been duly authorized, validly executed and delivered by Rigel and Newco and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of Rigel and Newco, is enforceable against Rigel and Newco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by Rigel and Newco with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Rigel or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Rigel or any of its subsidiaries is a party or by which Rigel or any of its subsidiaries is bound or to which any of the property or assets of Rigel or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Rigel to enter into and timely perform its obligations under this Subscription Agreement (a “Rigel Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Rigel or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Rigel or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Rigel Material Adverse Effect.

2.2.5 Neither Rigel nor Newco, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any Rigel or Newco security or solicited any offers to buy any security under circumstances that would adversely affect reliance by Newco on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.2.6 Neither Rigel nor Newco nor any person acting on their behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Shares and neither Rigel nor Newco nor any person acting on their behalf offered any of the Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.7 Concurrently with the execution and delivery of this Subscription Agreement, Rigel and Newco are entering into the Other Subscription Agreements providing for the sale of an aggregate of 750,000 Newco Ordinary Shares for an aggregate purchase price of $7,500,000 (including the Shares purchased and sold under this Subscription Agreement). As of the date of this Subscription Agreement, there are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber (other than Subscribers in connection with the Other Subscription Agreements) (collectively, the “PIPE Agreements”) which include terms and conditions that are materially more advantageous to any such Other Subscriber (as compared to Subscriber) other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber, (iii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity, or (iv) any rights or benefits granted to Rigel and its subsidiaries, the Sellers, the Target Companies or any of their respective affiliates or any of their respective partners, members, shareholders, employees or agents.

2.2.8 As of the date of this Subscription Agreement, the authorized capital stock of Rigel consists of 555,000,000 shares of capital stock, including (a) 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), (b) 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”); and (c) 5,000,000 undesignated preference shares, par value $0.0001 per share (“Preference Shares”). As of the date of this Subscription Agreement: (i) no Preference Shares are issued and outstanding; (ii) 24,570,033 Class A ordinary shares are issued and outstanding; (iii) 7,500,000 Class B ordinary shares are issued and outstanding; (iv) 14,000,000 warrants to purchase 14,000,000 Class A ordinary shares (the “Private Placement Warrants”) are outstanding; and (v) 15,000,000 warrants to purchase 15,000,000 Class A ordinary shares (the “Public Warrants”) are outstanding. All (i) issued and outstanding Class A ordinary shares and Class B ordinary shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Private Placement Warrants and Public Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date of this Subscription Agreement, the authorized capital stock of Newco consists of 50,000 shares of Newco Ordinary Shares, of which 1 share is issued and outstanding as of the date of this Subscription Agreement. All of the issued and outstanding Newco Ordinary Shares are (i) beneficially and of record owned by Rigel, (ii) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights. As of the date of this Subscription Agreement, except as set forth above and pursuant to the Other Subscription Agreements, the Orion Forward Purchase Agreement, the Business Combination Agreement and the transactions contemplated thereby, and the right to convert up to $6,000,000 in debt into Private Placement Warrants at $1.00 per warrant, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Rigel or Newco any Class A ordinary shares, Class B ordinary shares, Newco Ordinary Shares or any other equity interests in Rigel or Newco, or securities convertible into or exchangeable or exercisable for such equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which Rigel is a party or by which it is bound relating to the voting of any securities of Rigel, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Business Combination Agreement and the Transaction Agreements.

2.2.9 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (x) no registration under the Securities Act is required for the offer and sale of the Shares by Newco to Subscriber and (y) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of Rigel or Newco in connection with the consummation of the transactions contemplated by this Subscription Agreement.

2.2.10 Rigel has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by Rigel with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Rigel has timely filed each report, statement, schedule, prospectus, and registration statement that Rigel was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.11 There are no pending or, to the knowledge of Rigel, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have Rigel Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon Rigel which would, individually or in the aggregate, reasonably be expected to have a Rigel Material Adverse Effect.

2.2.12 Neither Rigel nor Newco is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by the New York Stock Exchange (the “NYSE”) or NASDAQ, including with respect to obtaining approval of Rigel’s shareholders, and (v) any such filing or registration the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Rigel Material Adverse Effect.

2.2.13 As of the date hereof, Rigel has not received any written communication from a governmental authority that alleges that Rigel is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Rigel Material Adverse Effect.

2.2.14 No broker, finder or other financial consultant has acted on behalf of Rigel or Newco in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.15 The Class A ordinary shares of Rigel are registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of Rigel, threatened against Rigel by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A ordinary shares or prohibit or terminate the listing of the Class A ordinary shares on the NYSE. Except as contemplated by the Business Combination Agreement, Rigel has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act.

2.2.16 There are no securities or instruments issued by or to which Rigel or Newco is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the Newco Ordinary Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and immediately prior to, the consummation of the Transactions (the “Closing Date”). Upon written notice from (or on behalf of) Rigel to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that Rigel reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), Subscriber shall deliver to Newco no later than three (3) Business Days prior to the Expected Closing Date, the Purchase Price for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by Rigel in the Closing Notice, such funds to be held by Newco in escrow until the Closing. If the Transactions are not consummated on or prior to the tenth (10th) Business Day after the Expected Closing Date, Newco shall return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) Subscriber shall remain obligated (A) to redeliver funds to Newco following Rigel’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, Newco shall deliver to Subscriber the Shares in certificated or book entry form (at Newco’s election), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.2 Conditions to Closing of Newco.

Newco’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Newco, on or prior to the Closing Date, of each of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.2.2 Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3 Closing of the Transactions. All conditions precedent to the obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Closing.

3.2.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.3 Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by Rigel in Section 2.2 shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Rigel Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Rigel Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions; provided, that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of Rigel contained in this Subscription Agreement and the facts underlying such breach would also cause a condition to the Target Companies’ obligations under the Business Combination Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event the Target Companies waive such condition with respect to such breach under the Business Combination Agreement.

3.3.2 Compliance with Covenants. Rigel and Newco shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Rigel and Newco at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Rigel and Newco to consummate the Closing.

3.3.3 Closing of the Transactions. (i) All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), (ii) no amendment or modification of the Business Combination Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Agreement without having received Subscriber’s prior written consent and (iii) the Transactions will be consummated immediately following the Closing.

3.3.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.

4. Registration Statement.

4.1 Newco agrees that, within forty five (45) calendar days after the consummation of the Transactions (the “Filing Date”), Newco will file with the Commission (at Newco’s sole cost and expense) a registration statement for a shelf registration on Form F-1 (the “Registration Statement”) registering the resale of the Shares and the Sponsor Transfer Shares (as defined below) that are eligible for registration (determined as of two (2) Business Days prior to such filing) (the “Registrable Securities”), and Newco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the ninetieth (90th) calendar day (or one hundred and fiftieth (150th) calendar day if the Commission notifies Newco that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date Newco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness

Date”); provided, however, that Newco’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to Newco that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of Newco held by Subscriber and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as Newco may reasonably request that are customary of a selling stockholder in similar situations, including providing that Newco shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by Newco to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Newco of its obligations to file or effect the Registration Statement as set forth above in this Section 4. Notwithstanding the foregoing, if the Commission prevents Newco from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Unless required under applicable laws and Commission rules, in no event shall Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its Registrable Securities from the Registration Statement.

4.2 In the case of the registration effected by Newco pursuant to this Subscription Agreement, Newco shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense Newco shall:

4.2.1 except for such times as Newco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Newco determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Newco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two years from the date of effectiveness of the Registration Statement;

4.2.2 advise Subscriber as promptly as possible:

(a) when the Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall have received notice or obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness the Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by Newco of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or any prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Newco shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding Newco other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, non-public information regarding Newco;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as Newco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5 use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Newco Ordinary Shares are then listed.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, Newco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require Newco to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of Newco, after consultation with counsel to Newco, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) Newco has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that Newco may not delay or suspend the Registration Statement on more than two occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Newco during the period that the Registration Statement is effective, including during a Suspension Event, the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which Newco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Newco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Newco except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. If so directed by Newco, Subscriber will deliver to Newco or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.4 Newco agrees to indemnify, to the extent permitted by law, Subscriber, its directors, officers, partners, managers, members, investment advisors, employees, agents and each person who controls Subscriber (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including, without limitation, reasonable and documented attorneys’ fees of one law firm and one local counsel in each applicable jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Newco by or on behalf of Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any losses, claims, damages, liabilities and out of pocket expenses if such settlement is effected without the consent of Newco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Newco be liable for any losses, claims, damages, liabilities and out of pocket expenses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in the Prospectus, (B) in connection with any failure of Subscriber to deliver or cause to be delivered a prospectus made available by Newco in a timely manner, (C) as a result of offers or sales effected by or on behalf of Subscriber by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by Newco, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Rigel shall promptly notify Subscriber, the Placement Agents and RMB of the termination of the Business Combination Agreement promptly after the termination of such agreement.

6. Short Sales.

6.1 From the date of this Subscription Agreement until the earlier of (a) termination of this Subscription Agreement, and (b) the date the Registration Statement is declared effective, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates shall, directly or indirectly, engage in any Short Sales with respect to securities of Rigel or Newco. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. The foregoing restriction is expressly agreed to preclude Subscriber from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares even if such Shares would be disposed of by someone other than Subscriber. Such prohibited hedging or other transactions include any purchase, sale or grant of any right (including any put or call option) with respect to any of the Shares of Subscriber or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the limitations set forth in this Section 6 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

7. Miscellaneous.

7.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

7.1.1 Subscriber acknowledges that Rigel, Newco, Sellers, the Placement Agents and RMB will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify Rigel, Newco, Sellers, the Placement Agents and RMB if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

7.1.2 Each of Rigel, Newco, Sellers, Target Companies, Subscriber, the Placement Agents and RMB is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.3 Rigel, Newco, Sellers and Sponsor may request from Subscriber such additional information as either of them may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber; provided that Rigel and Newco agrees to keep any such information confidential except to the extent required to be disclosed by applicable law.

7.1.4 Each of Subscriber, Rigel, the Sellers, Sponsor and Newco shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.1.5 Each of Subscriber, Rigel, the Sellers, Sponsor and Newco shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

7.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to Rigel, to:

Rigel Resource Acquisition Corp

7 Bryant Park

1045 Avenue of the Americas, Floor 25

New York, NY 10018

Attention: Nate Abebe

E-mail: nabebe@rigelresource.com;

with a required copy (which copy shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: George J. Vlahakos & John W. Stribling

Email: gvlahakos@sidley.com; john.stribling@sidley.com

and

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Joshua G. DuClos & Zachary Shub-Essig

Email: jduclos@sidley.com; zshubessig@sidley.com

(iii) if to Newco, to:

RRAC Newco

c/o Maples Corporate Services Ltd

PO Box 309

Ugland House

Grand Cayman Island

KY1-1104

Cayman Islands

Attention: Alan Smith

E-mail: alan@aurousresources.com

with a required copy (which copy shall not constitute notice) to:

Rigel Resource Acquisition Corp

7 Bryant Park

1045 Avenue of the Americas, Floor 25

New York, NY 10018

Attention: Nate Abebe

E-mail: nabebe@rigelresource.com

and

ENS

Tower 1, The Marc

129 Rivonia Road

Sandton, 2196

South Africa

Attention: Atlegang Govuza

Email: agovuza@ensafrica.com

and

Milbank LLP

100 Liverpool Street

EC2M 2AT

London, United Kingdom

Attention: David Dixter & Dimitris Krokos

Email: ddixter@milbank.com; dkrokos@milbank.com

(iv) if to Blyvoor Gold, to:

Blyvoor Gold Proprietary Limited

Upper Level Change House

8 Fir Drive

Northlcliff

Gauteng, 2915

South Africa

Attention: Alan Smith

E-mail: alan@aurousresources.com

with a required copy (which copy shall not constitute notice) to:

ENS

Tower 1, The Marc

129 Rivonia Road

Sandton, 2196

South Africa

Attention: Atlegang Govuza

Email: agovuza@ensafrica.com

and

Milbank LLP

100 Liverpool Street

EC2M 2AT

London, United Kingdom

Attention: David Dixter & Dimitris Krokos

Email: ddixter@milbank.com; dkrokos@milbank.com

(vi) if to Sponsor, to:

Rigel Resource Acquisition Holding LLC

7 Bryant Park

1045 Avenue of the Americas, Floor 25

New York, NY 10018

Attention: General Counsel

E-mail: notices@orionrp.com

with a required copy (which copy shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

Attention: George J. Vlahakos & John W. Stribling

Email: gvlahakos@sidley.com; john.stribling@sidley.com

and

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Joshua G. DuClos & Zachary Shub-Essig

Email: jduclos@sidley.com; zshubessig@sidley.com

7.3 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

7.4 Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that any rights (but not obligations) of a party under this Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party; further provided that any rights under this Subscription Agreement, accruing to the benefit of each of the Sellers and the Target Companies, may not be amended, modified, supplemented or waived in a manner that is material and adverse to each of such parties, without their prior written consent.

7.5 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of Rigel and Newco, provided, that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

7.6 Benefit.

7.6.1 Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, however, each of the parties hereby agrees that each of the Placement Agents, RMB and the Target Companies is an intended third party beneficiary of this Subscription Agreement, including, but not limited to, the representations and warranties of the parties hereto and Section 7.14 and Section 10 of this Subscription Agreement, as applicable.

7.7 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 7.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

7.9 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.10 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11 Remedies.

7.11.1 The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

7.11.2 The parties acknowledge and agree that this Section 7.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

7.11.3 In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

7.12 Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

7.13 No Broker or Finder. Each of Rigel and Newco, on the one hand, and Subscriber, on the other hand, agrees to indemnify and hold the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.14 No Liability. Subscriber agrees that none of the Placement Agents or RMB shall be liable to it, or to any person claiming through it, (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the offering. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents and RMB in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the offering. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents and RMB in any court or any other forum which relates to, may arise out of, or is in connection with, the offering. This undertaking is given freely and after obtaining independent legal advice.

7.15 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.16 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.17 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

7.18 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

8. Cleansing Statement; Disclosure.

8.1 Rigel shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions.

8.2 Subscriber hereby consents to the publication and disclosure in (x) any Form 8-K filed by Rigel with the Commission in connection with the execution and delivery of the Business Combination Agreement, the Proxy Statement or any other filing with the Commission pursuant to applicable securities laws, in each case, as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (y) any other documents or communications provided by Rigel, Newco, the Sellers, Sponsor or the Target Companies to any Governmental Authority or to securityholders of Rigel, Newco, the Sellers, Sponsor or the Target Companies, in each case, as and to the extent required by applicable law or the Commission or any other Governmental Authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by Rigel, Newco, the Sellers, Sponsor or the Target Companies, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, Rigel and Newco will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to their lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, Rigel and Newco shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued in connection with the Transactions. Subscriber will promptly provide any information reasonably requested by Rigel, Newco or the Target Companies for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

9. Trust Account Waiver. Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that Rigel has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of Rigel acquired by any means other than pursuant to this Subscription Agreement, including, but not limited to, any redemption right with respect to any such securities of Rigel. In the event Subscriber has any Claim against Rigel or Newco under this Subscription Agreement, Subscriber shall pursue such Claim solely against Rigel and Newco and their assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by Rigel, Newco and Sellers to induce Rigel, Newco and Sellers to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. In the event Subscriber, in connection with this Subscription Agreement, commences any action or proceeding which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of Rigel’s stockholders, whether in the form of monetary damages or injunctive relief, Subscriber, as applicable, shall be obligated to pay to Rigel all of its legal fees and costs in connection with any such action in the event that Rigel prevails in such action or proceeding.

10. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Target Companies, the Sellers, the Placement Agents, RMB, any of their respective affiliates or any of their respective control persons, officers, directors or employees), other than the representations and warranties of Rigel expressly set forth in this Subscription Agreement, in making its investment or decision to invest in Newco. Subscriber agrees that neither (i) any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of the Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Target Companies, the Sellers, the Placement Agents, RMB, their respective affiliates or any of their respective control persons, officers, directors, partners, agents or employees shall be liable to any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

11. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of Newco to the public without registration are available to holders of Newco Ordinary Shares and until the third anniversary of the Closing Date, Newco agrees to:

11.1 make and keep public information available, as those terms are understood and defined in Rule 144;

11.2 file with the Commission in a timely manner all reports and other documents required of Newco under the Securities Act and the Exchange Act so long as Newco remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

11.3 furnish to Subscriber, promptly upon request, (x) a written statement by Newco, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Newco and such other reports and documents so filed by Newco and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

If the Shares are eligible to be sold without restriction under, and without Newco being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at Subscriber’s request, Newco will cause its transfer agent to remove the legend set forth in Section 2.1.5. In connection therewith, if required by Newco’s transfer agent, Newco will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend; provided, that, notwithstanding the foregoing, Newco will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

12. Open Market Purchases.

12.1 In the event Subscriber elects to purchase Class A Ordinary Shares for its own account pursuant to open-market transactions at a price no higher than the amount equal to the sum (i) of $10 plus (ii) the Cash Consideration (as defined in the Business Combination Agreement) (the “Redemption Price”) with third parties (the “Open-Market Purchase Shares”) after the date hereof and prior to the record date (the “Record Date”) established for voting at the extraordinary general meeting of shareholder of Rigel held to approve the Transactions (the “Shareholder Meeting”), and/or (ii) to the extent Subscriber elects to apply any Class A Ordinary Shares it beneficially owns as of the date of this Subscription Agreement (the “Currently Owned Shares”, with such number of Currently Owned Shares not to exceed the amount listed on the signature page hereto), the number of Shares that Subscriber shall be obligated to purchase pursuant to this Subscription Agreement may be reduced on a one-for-one basis, at Subscriber’s election, by up to the total number of Open-Market Purchase Shares and Currently Owned Shares beneficially owned by such Subscriber (the “Reduction Right”); in each case, subject to Subscriber agreeing, (i) with respect to the Open-Market Purchase Shares, to (A) not sell or otherwise transfer such Open-Market Purchase Shares prior to the consummation of the Transactions, (B) not vote any Open-Market Purchase Shares in favor of approving the Transactions and instead submit a proxy abstaining from voting thereon, and (C) to the extent it has the right to have any of its Open-Market Purchase Shares redeemed for cash in connection with the consummation of the Transactions, not exercise any such redemption rights (collectively, the “Open-Market Purchase Reduction Conditions”), and (ii) with respect to the Currently Owned Shares, to (A) not sell or otherwise transfer such Currently Owned Shares prior to the consummation of the Transactions, (B) vote all of its Currently Owned Shares in favor of approving the Transactions at the Shareholder Meeting, and (C) to the extent it has the right to have any of its Currently Owned Shares redeemed for cash in connection with the consummation of the Transactions, not exercise any such redemption rights (the “Currently Owned Shares Reduction Conditions”).

12.2 Subscriber shall, no later than one (1) Business Day after the Record Date, deliver a certificate (the “Certificate”) to Rigel, signed by Subscriber, certifying: (i) the number of Shares for which Subscriber has elected to exercise its Reduction Right, including the number of Open-Market Purchase Shares and Currently Owned Shares so elected, and (ii)(x) with respect to any such Open-Market Purchase Shares, (1) the date of such Open-Market Purchase, (2) confirmation that the price per share at which such Open-Market Purchase Shares were purchased by Subscriber was no higher than the Redemption Price, and (3) an affirmation that Subscriber has and will comply with the Open-Market Purchase Reduction Conditions, and (y) with respect to any such Currently Owned Shares, an affirmation that Subscriber has and will comply with the Currently Owned Shares Reduction Conditions. In the event that subsequent to exercising its Reduction Right, Subscriber desires to lower the number of Shares subject to such reduction (i.e., increase the number of Shares to be purchased pursuant to this Subscription Agreement), Subscriber may so amend the Certificate with the consent of Rigel. Notwithstanding anything to the contrary in the foregoing, no later than three (3) Business Days prior to the Closing Date as set forth in the Closing Notice, Subscriber shall reaffirm to Rigel in writing that the certifications included in the Certificate are true and correct, and shall provide Rigel with such other information as it may reasonably request in order for Rigel to issue the Sponsor Transfer Shares to Subscriber prior to the consummation of the Transactions including, without limitation, the legal name of the person in whose name the Sponsor Transfer Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

12.3 In support of the financial condition of Rigel and Newco in order to attract additional sources of capital for and preservation of its business, Sponsor shall surrender an aggregate number of the Class B ordinary shares, par value $0.0001, it holds to Rigel in an amount equal to the number of Sponsor Forfeit Shares (as defined below), which Sponsor Forfeit Shares will be surrendered to Rigel prior to the consummation of the Transactions. As soon as reasonably practicable thereafter, Rigel shall transfer the Sponsor Forfeit Shares to Newco and Newco shall subsequently transfer such Sponsor Forfeit Shares to the Subscriber immediately prior to Closing. For this purpose, “Sponsor Forfeit Shares” for any Subscriber means a number of Class B ordinary shares equal to the sum of (i) (a) (I) 4, multiplied by (II) the aggregate number of Open-Market Shares and Currently Owned Shares for which Subscriber exercises its Reduction Right, divided by (b) 10, plus (ii) (a) (I) 4, multiplied by (II) the aggregate number of Shares subscribed for hereunder (after giving effect to any exercised Reduction Right), divided by (b) 10. No fractional Sponsor Forfeit Shares will be surrendered by Rigel and transferred to Subscriber in connection with the foregoing, but rather the aggregate number of Sponsor Forfeit Shares to be surrendered and transferred hereunder will be rounded down to the nearest whole number. Any Sponsor Forfeit Shares transferred to Subscriber pursuant to this Subscription Agreement will (x) be considered “Shares” for purposes of Section 4 hereof, (y) be free from any contractual restrictions on transfer and (z) contain restrictive legends similar to the Shares. Rigel, Newco, Blyvoor Resources and Subscriber intend and agree that, for U.S. federal income tax purposes, the transactions pursuant to this Section 12.3 shall be treated as (A) a non-taxable contribution by Sponsor of the Sponsor Forfeit Shares to the capital of Rigel for no consideration and (B) an issuance by Newco of an amount of Newco Ordinary Shares equal to the number Sponsor Forfeit Shares to Subscriber in connection with its acquisition of Shares pursuant to this Subscription Agreement. Each party shall, and shall cause its controlled affiliates to, file all tax returns and other reports consistent with the foregoing.

12.4 In support of the financial condition of Newco in order to attract additional sources of capital for and preservation of its business, Blyvoor Gold shall surrender an aggregate number of the Newco Ordinary Shares it receives as consideration for the Exchanges in an amount equal to the number of Blyvoor Forfeit Subscriber Shares (as defined below), which Blyvoor Forfeit Subscriber Shares will be surrendered to Newco promptly following the consummation of the Transactions. As soon as reasonably practicable thereafter, Newco shall transfer to Subscriber Newco Ordinary Shares in an amount equal to the Blyvoor Forfeit Subscriber Shares in connection with its acquisition of Shares pursuant to this Subscription Agreement. For this purpose, “Blyvoor Forfeit Subscriber Shares” for any Subscriber means a number of Newco Ordinary Shares equal to the sum of (i) (a) (I) 1, multiplied by (II) the aggregate number of Open-Market Shares and Currently Owned Shares for which Subscriber exercises its Reduction Right, divided by (b) 10, plus (ii) (a) (I) 1, multiplied by (II) the aggregate number of Shares subscribed for hereunder (after giving effect to any exercised Reduction Right), divided by (b) 10. No fractional Blyvoor Forfeit

Subscriber Shares will be surrendered by Blyvoor Gold and transferred in connection with the foregoing, but rather the aggregate number of Blyvoor Forfeit Subscriber Shares to be surrendered and transferred hereunder will be rounded down to the nearest whole number. Any Blyvoor Forfeit Subscriber Shares transferred to Subscriber pursuant to this Subscription Agreement will (x) be considered “Shares” for purposes of Section 4 hereof, (y) be free from any contractual restrictions on transfer and (z) contain restrictive legends similar to the Shares. Rigel, Newco, Blyvoor Gold and Subscriber intend and agree that, for U.S. federal income tax purposes, the transactions pursuant to this Section 12.4 shall be treated as (A) a non-taxable contribution by Blyvoor Gold of the Blyvoor Forfeit Subscriber Shares to the capital of Newco for no consideration and (B) an issuance of Newco Ordinary Shares in an amount equal to the Blyvoor Forfeit Subscriber Shares to Subscriber in connection with its acquisition of Shares pursuant to this Subscription Agreement. Each party shall, and shall cause its controlled affiliates to, file all tax returns and other reports consistent with the foregoing.

12.5 If Subscriber has exercised its Reduction Right pursuant to this Article 12 with respect to any Open-Market Purchase Shares and/or Currently Owned Shares beneficially owned by Subscriber and the Transactions are expected by Rigel to be consummated without satisfaction of the conditions set forth in Section 3.3, then Rigel shall use its commercially reasonable efforts to reopen the window in which Class A ordinary shares of Rigel may be redeemed by Subscriber and other holders thereof in connection with closing of the Transactions as set forth in Article 49 of Rigel’s Amended and Restated Memorandum and Articles of Association.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Rigel, Newco, Subscriber, the Sponsor and Blyvoor Investors has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

RIGEL:

RIgel Resource Acquisition Corp

By:
Name:
Title:

SPONSOR:

RIGEL RESOURCE ACQUISITION HOLDING LLC

By:
Name:
Title:

NEWCO:

RRAC NEWCO

By:
Name:
Title:

BLYVOOR INVESTORS:

BLYVOOR GOLD PROPRIETARY LIMITED

By:
Name:
Title:

Accepted and agreed this ______ day of ________, 2024.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐	Joint Tenants with Rights of Survivorship

☐	Tenants-in-Common

☐	Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $_______________.

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by Rigel in the Closing Notice.

You must also complete the Eligibility Representations of Subscriber on Schedule 1 below.

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

☐	We are an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** IF APPLICABLE ***

C.	IF SUBSCRIBER IS LOCATED IN THE EUROPEAN ECONOMIC AREA (Please check the applicable subparagraphs):

☐	We are a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended (the “EU Prospectus Regulation”) and are not (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II

*** IF APPLICABLE ***

D.	IF SUBSCRIBER IS LOCATED IN THE UNITED KINGDOM (Please check the applicable subparagraphs):

☐	We are a “qualified investor” within the meaning of the EU Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 and an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Financial Promotion Order”) or a high net worth company or other person who falls within Article 49(2)(a) to (d) of the Financial Promotion Order, or a person to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Promotion Order) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated.

Sch. I-1

*** IF APPLICABLE ***

E.	IF SUBSCRIBER IS LOCATED IN SOUTH AFRICA (Only for those Subscribers who are resident or have a place of business in South Africa or who are otherwise subject to the South African Companies Act - please check the applicable subparagraphs):

In South Africa, the Shares will only be offered to (i) to selected institutional investors in South Africa falling within one of the specified categories listed in section 96(1)(a) of the South African Companies Act or; (ii) to selected persons in South Africa, acting as principal, applying to acquire Shares for a total acquisition cost of ZAR1 000 000 (one million Rand) or more, as contemplated in section 96(1)(b) of the Companies Act. To the extent Subscriber is resident and/or has a place of business in South Africa, Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies to fall within one of the categories listed in section 96(1)(a) or (b) of the South African Companies Act:

☐	a person whose ordinary business, or part of whose ordinary business, is to deal in securities, whether as principal or agent;

☐	the Public Investment Corporation as defined in the Public Investment Corporation Act, 2004 (Act No. 23 of 2004);

☐	a person or entity regulated by the Reserve Bank of South Africa;

☐	an authorised financial services provider, as defined in the Financial Advisory and Intermediary Services Act, 2002 (Act No. 37 of 2002);

☐	a financial institution, as defined in the Financial Services Board Act, 1990 (Act No. 97 of 1990);

☐	a wholly-owned subsidiary of a person contemplated in subparagraph (iii), (iv) or (v), acting as agent in the capacity of an authorised portfolio manager for a pension fund registered in terms of the Pension Funds Act, 1956 (Act No. 24 of 1956), or as manager for a collective investment scheme registered in terms of the Collective Investment Schemes Control Act, 2002 (Act No. 45 of 2002); or

☐	a person in South Africa, acting as principal, applying to acquire Shares for a total acquisition cost of ZAR1 000 000 (one million Rand) or more.

*** AND ***

F.	AFFILIATE STATUS (Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of Rigel or acting on behalf of an affiliate of Rigel.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Sch. I-2

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who Rigel reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

Sch. I-3